Exhibit 5.1

January 29, 2024

BullFrog AI Holdings, Inc.

325 Ellington Blvd., Unit 317

Gaithersburg, MD 20878

Ladies and Gentlemen:

We have acted as counsel to BullFrog AI Holdings, Inc., a Nevada corporation (the “Company”), in connection with the Registration Statement on Form S-1 (such registration statement, as amended through the date hereof, the “Registration Statement”) and the prospectus forming part of the registration statement (“Prospectus”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed offer and sale by the Company (the “Offering”) of (i) shares of the Company’s common stock, par value $0.00001 per share (“common stock”), including shares that may be sold pursuant to the underwriters’ over-allotment option (the “Shares”); (ii) warrants to purchase shares of the Company’s common stock (the “Company Warrants”); (iii) pre-funded warrants to purchase shares of the Company’s common stock (the “Pre-Funded Warrants”; (iv) shares of common stock issuable upon exercise of the Company Warrants (the “Company Warrant Shares”), including shares that may be sold pursuant to the underwriters’ over-allotment option; (v) shares of common stock issuable upon exercise of the Pre-funded Warrants (the “Pre-Funded Warrant Shares”), including shares that may be sold pursuant to the underwriters’ over-allotment option; (vi) Underwriter’s warrants that will be issued by the Company to the underwriter (the “Underwriter’s Warrants,” collectively with Company Warrants and Pre-Funded Warrants, the “Warrants”); and (vii) shares of common stock issuable upon exercise of the Underwriter’s Warrants (the “Underwriter’s Warrant Shares,” collectively with Company Warrant Shares and Pre-Funded Warrant Shares, the “Warrant Shares”), including shares that may be sold pursuant to the underwriters’ over-allotment option.

In rendering the opinions below, we have examined the Company’s articles of incorporation and bylaws, both as currently in effect, the Registration Statement, and the exhibits thereto, and such other records, instruments and documents as we have deemed necessary in order to render these opinions. In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the Shares and the Warrants, when issued and paid for as set forth in the Registration Statement will be duly issued, fully paid and non-assessable, and the Warrant Shares will upon exercise and payment therefor will be duly issued, fully paid and non-assessable. In addition, the Warrants are legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

1185 AVENUE OF THE AMERICAS | 31ST FLOOR | NEW YORK, NY | 10036

T (212) 930-9700 | F (212) 930-9725 | WWW.SRFC.LAW

The opinions expressed above are subject to the following additional exceptions, qualifications, limitations and assumptions:

A.	Our opinions expressed herein are limited to the laws of the State of New York and Chapter 78 of the Nevada Revised Statutes and are based upon the laws of the State of New York and Chapter 78 of the Nevada Revised Statutes in effect on the date hereof and as of the effective date of the Registration Statement. We do not express any opinion herein concerning any other law. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

B.	The opinions expressed herein are subject to (a) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors’ generally, including without limitation the effect of statutory or other laws regarding fraudulent transfers or preferential transfers, and (b) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, liquidated damages, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. without our prior written consent.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, and the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Sichenzia Ross Ference Carmel LLP

Sichenzia Ross Ference Carmel LLP

1185 AVENUE OF THE AMERICAS | 31ST FLOOR | NEW YORK, NY | 10036

T (212) 930-9700 | F (212) 930-9725 | WWW.SRFC.LAW